CODE OF ETHICS                     JANUARY 2012

--------------------------------------------------------------------------------

PREAMBLE

This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 there under, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below). Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of Cambiar in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm:

     1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

     2. To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

     4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

     5. To engage in any act, practice, or course of business this is fraudulent, deceptive or manipulative.

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm Management Committee and to the Board of Directors of any Fund of advised or subadvised by the Firm.

RISKS

In developing these policies and procedures, Cambiar considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

     1. Employees engage in various personal trading practices that wrongly make use of Non-Public Information resulting in harm to Clients or unjust enrichment to the Employee (These practices include trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the Employee has control.)

     2. Employees are able to cherry pick Clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients' accounts.

     3. One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

     4. Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with Cambiar.

     5. The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act (and Rule 17j-1 of the IC Act).

     6. Employees are not aware of what constitutes Material Non-Public Information.

     7. Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if Cambiar wants to recommend the organization for investment or if the organization is one of Cambiar's service providers.)

     8. Employees use Cambiar property, including research, supplies, and equipment, for personal benefit.

Cambiar has established the following guidelines as an attempt to mitigate these risks.

GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that Cambiar expects from its Employees:

     1. Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;

     2. Place the integrity of the investment profession, the interests of Clients, and the interests of Cambiar above one's own personal interests;

     3. Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

     4. Avoid any actual or potential material conflict of interest without first consulting with Senior Management;

     5. Conduct all personal securities transactions in a manner consistent with this policy;

     6. Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

     7. Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

     8. Promote the integrity of, and uphold the rules governing, capital markets;

     9. Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

     10.  Comply with applicable provisions of the Federal Securities Laws.

A.   POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Compliance Officer.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     o Trading by an insider, while in possession of material nonpublic information, or

     o Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

     o    Communicating material nonpublic information to others.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Individuals may not be held liable for trading on insider information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

     o    Dividend or earnings announcements
     o    Write-downs or write-offs of assets
     o    Additions to reserves for bad debts or contingent liabilities
     o    Expansion or curtailment of company or major division operations
     o    Merger, joint venture announcements
     o    New product/service announcements
     o    Discovery or research developments
     o    Criminal, civil and government investigations and indictments
     o    Pending labor disputes
     o    Debt service or liquidity problems
     o    Bankruptcy or insolvency problems
     o    Tender offers, stock repurchase plans, etc.
     o    Recapitalization
     o    Extraordinary management developments

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public. Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

Severe penalties exist for firms and individuals that engage in the act of Insider Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Insider Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     o Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

     o Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO and President as soon as possible. From this point, the Employee, CCO and President will conduct research to determine if the information is likely to be considered important to individuals/entities in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Inside Trading, Employees:

     o Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.

     o Shall not engage in securities transactions of any company, except in accordance with Cambiar's Personal Security Transaction Policy and the Federal Securities Laws.

     o Shall submit various reports in accordance with the Personal Security Transaction Policy.

     o Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.

     o Shall immediately report the potential receipt of Material Non-Public Information to the CCO and President.

     o Shall not proceed with any research, trading, etc. until the CCO and President inform the Employee of the appropriate course of action.

     RELATIONSHIPS WITH POTENTIAL INSIDERS

Cambiar's Clients or third-party research providers may possess Material Non-Public Information.
Access to such information could come as a result of, among other things:

     o Being employed by an issuer (or sitting on the issuer's board of directors);


     o Working for an investment bank, consulting firm, supplier, or customer of an issuer;

     o    Personal relationships with connected individuals; and

     o    A spouse's involvement in any of the preceding activities.

Individuals with access to Material Non-Public Information may have an incentive to disclose the information to Cambiar due to the potential for personal gain. Employees should be extremely cautious about investment recommendations, or information about issuers, that it receives from Clients, third-party research providers, and other industry members. Employees should inquire about the basis for any such recommendations or information, and should consult with the CCO if there is any appearance that the recommendations or information are based on Material Non-Public Information.

Cambiar's Employees may consult with industry experts and management as part of the Company's research process. Employees who wish to speak with such industry experts must:

     o    Document the meeting on Cambiar's firm-wide public calendar;

     o Submit a description of the Employee's discussions with the Travel and Entertainment Expense Report;

     o Tell the expert at the beginning of the meeting that Cambiar does not want to receive any information about the expert's employer, any confidential information, or any Material Non- Public Information;

     o Immediately report the receipt of any potentially Material Non-Public Information to the CCO;

The CCO will maintain a log of all Employee meetings with industry experts and members of management of public held companies.

     RUMORS

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to Cambiar's Code of Ethics, as well as the Company's expectations regarding appropriate behavior of its Employees. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of Cambiar and other market participants and trading counterparties. Please consult with the CCO if you have questions about the appropriateness of any communications.

The role of the Firm's Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications -- prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will:

     o Provide, on a periodic basis, training to familiarize officers, directors and employees with the Firm's policy and procedures. In addition, employees are required to acknowledge annually that they have read and understand the Code of Ethics, and

     o When it has been determined that an officer, director or employee of the Firm has material nonpublic information,

          1. implement measures to prevent dissemination of such information, and

          2. the CCO shall discuss the issuer with the Head Trader and place the issuer on a "restricted list",

          3. officers, directors and employees will be restricted from trading the securities of the issuer personally or on behalf of client accounts through the screening of each client or personal trade through the "restricted list." The Head Trader shall code this restriction into the Moxy system, and;

          4. once it is determined that the Firm no longer maintains material nonpublic information, the issuer will be removed from the "restricted list." The removal shall be documented.

To detect insider trading, the Compliance Officer will:

     o Review the trading activity reports filed by each officer, director and employee, and

     o    Review the trading activity of accounts managed by the Firm.

     PENALTIES FOR TRADING ON MATERIAL NON-PUBLIC INFORMATION

Severe penalties exist for firms and individuals that engage in the act of Insider Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Insider Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

B.   PERSONAL TRADING

Employee trades should be executed in a manner consistent with our fiduciary obligations to our Clients: trades should avoid actual improprieties, as well as the appearance of impropriety. Employee trades must not be timed to precede orders placed for any Client, nor should trading activity be so excessive as to conflict with the Employee's ability to fulfill daily job responsibilities.

In the event of a material change to this PERSONAL TRADING section of the CODE OF ETHICS, the CCO shall inform each Mutual Fund's CCO of such change and ensure that the change is approved by each Mutual Fund's Board no later than six months after the change is adopted.

     ACCOUNTS COVERED BY THE POLICIES AND PROCEDURES

Cambiar's PERSONAL TRADING policies and procedures apply to all accounts holding any Securities over which Employees have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household. Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Employees to exclude accounts held personally or by immediate family members sharing the same household if the Employee does not have any direct or indirect influence or control over the accounts, or if the Employee can rebut the presumption of beneficial ownership over family members' accounts. Employees should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.

     REPORTABLE SECURITIES

Cambiar requires Employees to provide periodic reports regarding transactions and holdings in all "Reportable Securities," which include any Security,
EXCEPT:

     o    Direct obligations of the Government of the United States;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

     o    Shares issued by money market funds;

     o Shares issued by open-end investment companies registered in the U.S., other than funds advised or underwritten by Cambiar or an affiliate;

     o    Interests in 529 college savings plans; and

     o Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by Cambiar or an affiliate.

Exchange-traded funds, or ETFs are somewhat similar to open-end registered investment companies. However, ETFs are Reportable Securities and are subject to the reporting requirements contained in Cambiar's PERSONAL TRADING policy.

     PRE-CLEARANCE PROCEDURES

All Employees should request pre-clearance before purchasing or selling Securities in an account that such Employee has beneficial ownership by completing, signing and submitting a Personal Securities Transactions Quarterly Pre-Clearance Form (EXHIBIT C) to the Firm's Head Trader for initial pre-clearance approval, and then to the Compliance Officer. A Compliance Officer of the Firm will pre-clear the Firm's trader's transactions and a principal will pre-clear the CCO's transactions, as appropriate. This policy also applies to privately offered securities such as interests in private funds.

Pre-clearance approval will expire at the close of business on the trading date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business that same day. If the trade is not completed before such pre-clearance expires, the Employee is required to again obtain pre-clearance for the trade. In addition, if an Employee becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the appropriate Compliance Officer prior to executing the pre-cleared transaction. Prior to pre-clearance approval, the individual responsible for providing approval will review for the following activities which are generally prohibited by the Firm:

     1.   Transactions in Securities on the Buy/Sell/Review List ("Watch
          List"). The Watch List includes any Securities that Cambiar is actively evaluating for purchase or sale in Client accounts. The Watch List is distributed to all Employees of the Firm on a weekly basis. Securities in BOLDED font will indicate a change from the preceding week.

     2.   The acquisition of any Securities in an initial public offering
          ("IPO").

     3. Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within thirty (30) calendar days with the exception of ETF's.

     4. The purchase or sale of a Security within seven (7) calendar days before or seven (7) calendar days after any Fund of the Firm trades in that security. The Firm may provide exception to this restriction if the issuer of the Security had market capitalization in excess of $10 billion at the time of the transactions and the Fund(s)'s transactions were as a result of a new infusion or redemption of assets so long as the Employee had no knowledge at the time of his/her purchase or sale of the subsequent infusion or redemption of funds. Evidence of the $10 billion market capitalization will be filed with the Employee's pre-clearance form. Employees are generally discouraged from seeking this exception.

NOTE: Generally, employees' personal trading accounts and Cambiar proprietary investment accounts that are managed by Cambiar on a fully discretionary basis shall be treated in the same manner as Client accounts (i.e., executed at the same time and at the same price as Client accounts). Thus, such personal trading accounts are not subject to the pre-clearance procedures discussed above except if the purchase involves an IPO or limited offering.

     REPORTING

Cambiar must collect information regarding the personal trading activities and holdings of all Employees. Employees must submit quarterly reports regarding Securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts.

     QUARTERLY TRANSACTION REPORTS

Each quarter, Employees must report all Reportable Securities transactions in accounts in which they have a Beneficial Interest. Employees must also report any accounts opened during the quarter that hold any Securities (including Securities excluded from the definition of a Reportable Security). Reports regarding Securities transactions and newly opened accounts must be submitted to the Compliance Office within 30 days of the end of each calendar quarter.

This quarterly report shall be made on the form attached as Personal Securities Transactions Quarterly Pre-clearance Form (EXHIBIT C). In lieu of manually filling out all of the information required by the form, Employees may attach confirms and/or account statements to a signed form. Any transactions effected outside of brokerage accounts must be reported on the Personal Securities Transactions Quarterly Pre-clearance Form.

NOTE: Generally, Employees' personal trading accounts and Cambiar proprietary investment accounts that are managed by Cambiar on a fully discretionary basis shall be treated in the same manner as Client accounts (i.e., executed at the same time and at the same price as Client accounts). Thus, such personal trading accounts are not subject to the quarterly reporting requirement procedures discussed above except if the purchase involves an IPO or limited offering.

     INITIAL AND ANNUAL HOLDINGS REPORTS

Employees must periodically report the existence of any account that holds any Securities (including Securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings. Reports regarding accounts and holdings must be submitted to the Compliance Officer on or before February 14(th) of each year, and within 10 days of an individual first becoming an Employee. Annual reports must be current as of December 31(st); initial reports must be current as of a date no more than 45 days prior to the date that the person became an Employee. The initial report shall be made on the form attached as Initial Report of Access Person (EXHIBIT A) and the annual report shall be made on the form attached as Annual Report of Access Person (EXHIBIT B) or via duplicate brokerage account statements. Any reportable securities maintained outside of a brokerage account (i.e. private placements) must be reported via the Annual Report of Access Person.

Initial and annual reports must disclose the existence of all accounts that hold any Securities, even if none of those Securities fall within the definition of a "Reportable Security."

If an Employee does not have any holdings and/or accounts to report, this should be indicated within 10 days of becoming an Employee and by February 14(th) of each year.

     EXCEPTIONS FROM REPORTING REQUIREMENTS

There are limited exceptions from certain reporting requirements.
Specifically, an Employee is not required to submit:

     o Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan; or

     o Any reports with respect to Securities held in accounts over which the Employee had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the Compliance Officer who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the Compliance Officer may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement, and/or a written certification from an unaffiliated investment adviser.

     PERSONAL TRADING AND HOLDINGS REVIEWS

The Compliance Officer will review all reports submitted pursuant to the PERSONAL TRADING policies and procedures for potentially abusive behavior, and will compare Employee trading with Clients' trades as necessary. Upon review, the Compliance Officer will document the review of each report received, and will attach a written description of any issues noted. Any personal trading that appears abusive may result in further inquiry by the CCO and/or sanctions, up to and including dismissal.

     INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

Employees initially certify their understanding of the Code of Ethics when completing the Initial Report of Access Person (EXHIBIT A).

In addition to annually reporting securities holdings, every Employee shall certify annually that:

     o They have read and understand the Code of Ethics and recognize that they are subject thereto.

     o They have complied with the requirements of the Code of Ethics; and that they have reported all transactions in securities in which the Employees have direct or indirect beneficial interests required to be reported pursuant to the requirements of the Code of Ethics.

     o They have not disclosed pending "buy" or "sell" orders for a Portfolio or Fund to anyone outside of Cambiar, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

     o They have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

     REPORTS TO COMPLIANCE OFFICER

The Compliance Officer of the Firm shall provide, after each quarter end, certification to the Compliance Officer of a Fund that, as of the prior quarter end:

     (a) The Compliance Officer of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

     (b) There have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's Chief Compliance Officer; and

     (c) The Firm has appointed appropriate management or compliance personnel, such as the Compliance Officer, to review transactions and reports filed by access persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent Employees from violating the Firm's Code of Ethics.

As requested, the Compliance Officer of the Firm shall also provide to the Compliance Officer of each Fund a list of Employees who are subject to the Fund's Code of Ethics and the name of the Compliance Officer of the Firm responsible for pre-clearing and reviewing personal securities transactions.

The Compliance Officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all Employees, and pre-clearance reports, as is requested by the Fund's Compliance Officer.

     GENERAL REPORTING REQUIREMENTS

The Compliance Officer of the Firm shall notify each Employee that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an Employee, or upon request.

Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

     EXCESSIVE TRADING

The Firm understands that it is appropriate for Employees to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's Compliance Officer, Compliance Officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Compliance Officer of the Firm.

     CONFLICT OF INTEREST

Every Employee shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve a Fund or Portfolio or any entities for whom Cambiar provides services other than advisory services, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. The Firm's Compliance Officer shall notify the Compliance Officer of a Fund or entity of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.

     REPORTING VIOLATIONS

Every Employee shall report violations or suspected violations of this Code of Ethics promptly to the Compliance Officer of the Firm, or in the event that the Compliance Officer is involved in the violation or unavailable, to the President of the Firm. Reports of violations may be submitted anonymously and will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Any retaliation against an individual who reports a violation or suspected violation of this Code of Ethics is prohibited and such retaliation constitutes a further violation of this Code of Ethics.

     REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

The Compliance Officer of the Firm shall promptly report to the Compliance Officer of the Fund, the Board of Directors of the Firm and the Firm's investment committee all apparent violations of this Code of Ethics and the reporting requirements thereunder.

When the Compliance Officer of the Firm finds that a transaction otherwise reportable to the Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors. Such findings shall, however, be reported to the Compliance Officer of any respective Funds.

The Board of Directors of the Firm or any Fund, or a Committee of Directors created by such Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

     ANNUAL REPORTING TO THE BOARD OF DIRECTORS

The Compliance Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of Directors of the Firm and the Funds. Such annual report shall:

     o Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year.

     o Identify any violations requiring significant remedial action during the past year.

     o Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

     o State that the Firm had adopted procedures reasonably necessary to prevent Employees from violating the Code.

     SANCTIONS

Upon discovering a violation of this Code, the Board of Directors of the Firm or a Fund may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

C.   GIFTS AND ENTERTAINMENT

EMPLOYEES' RECEIPT OF BUSINESS MEALS, SPORTING EVENTS AND OTHER ENTERTAINMENT - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable not lavish or extravagant in nature. Regardless of whether or not the Employee is accompanied to the event by the giver, In the event that the estimated cost of the meal, event, etc. is greater than $100, the Employee must report his/her attendance at the meal, event, etc. by completing EXHIBIT D to the CCO. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the mark-up for the reporting requirements.

EMPLOYEES' RECEIPT OF GIFTS - Employees must report their intent to accept a gift over $100 (either one single gift, or in aggregate on an annual basis) to the CCO by completing EXHIBIT D Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to Cambiar's office by service providers.

CAMBIAR'S GIFT AND ENTERTAINMENT GIVING POLICY -- Cambiar and its Employees are prohibited from giving gifts and providing entertainment that may be deemed as excessive, and must obtain approval from the CCO, by completing EXHIBIT D, to give gifts or provide entertainment in excess of $100 US Dollar equivalent to any client, prospective client or any individual or entity that Cambiar is seeking to do business with.

GIFTS GIVEN TO TAFT-HARTLEY FUNDS - Employees are reminded that notwithstanding this policy, since Cambiar has Taft-Hartley eligible investors, any gratuity provided by Cambiar to US labor unions or union representatives that have an "interest" in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $100 per fiscal year are required to be reported on EXHIBIT D and Department Labor Form LM-10 within 90 days following the end of Cambiar's fiscal year. Accordingly, the Compliance Department will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The CCO shall track all reportable entertainment and gifts via EXHIBIT E.

FORESIDE FUND SERVICES REPRESENTATIVES-- GIFT POLICY

Representative registered with Foreside Fund Services shall follow the guidelines pertinent to Rule 3060 that no registered person shall, directly or indirectly, give or permit to be given anything of value in excess of $100 per person per year where such gift or gratuity is in relation to the business of the rep and their firm.

D.   OUTSIDE BUSINESS ACTIVITIES

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing EXHIBIT
F. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, Cambiar may determine that it is in its Clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of Cambiar can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to Material Non-Public Information.

As an outside board member or officer, an Employee may come into possession of Material Non-Public Information about the outside organization. It is critical that a proper information barrier be in place between Cambiar and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, Cambiar may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Form ADV Part 2A.

E.   DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with Cambiar and in which he or she knows Cambiar might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to Cambiar, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any Cambiar business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by Cambiar may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

F.   LOANS

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with Cambiar, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use Cambiar's name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

G.   DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

Cambiar forbids payments of any kind by its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against Cambiar. Employees are expected, if requested, to provide Cambiar with reasonable assistance, including, but not limited to, meeting or consulting with Cambiar and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

H.   IMPROPER USE OF CAMBIAR PROPERTY

No Employee may utilize property of Cambiar or utilize the services of Cambiar or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, "property" means both tangible and intangible property, including Cambiar and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

I.   PROTECTION OF CAMBIAR'S NAME

Employees should at all times be aware that Cambiar's name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of Cambiar's name in any manner that could be misinterpreted to indicate a relationship between Cambiar and any other entity or activity.

J.   EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

K.   TRAVEL EXPENSES

Employees may charge to Cambiar normal and reasonable travel and travel-related expenses incurred for a Cambiar business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While Cambiar has not prescribed limits on such expenses, Cambiar may reiterate its policy with Employees as necessary.

Cambiar will pay for all travel and travel-related expenses to support an Employee's attendance at conferences, company visits, etc. In the event that any such expenses are included as part of the event (i.e. a broker charters a jet for numerous investment firms, including Cambiar, to visit a company, etc.), Cambiar shall determine the approximate value of the expense and forward the third-party a reimbursement check. Cambiar has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

L.   RETENTION OF RECORDS

Cambiar shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or Cambiar's Senior Management.

     o A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     o A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of Cambiar.

     o Copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     o The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

     o [17j-1] A copy of each finding presented to the Mutual Fund Board shall be preserved by Cambiar for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

M. DISCLOSURE

Cambiar shall describe its Code of Ethics in Form ADV Part 2A and, upon request, furnish Clients with a copy of the Code of Ethics. All Client requests for Cambiar's Code of Ethics shall be directed to the CCO.

If the CCO determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation, and any enforcement action taken, to Senior Management. If Senior Management determines that the material violation may involve a fraudulent, deceptive or manipulative act, Cambiar will report its findings to the Mutual Fund's Board of Directors or Trustees pursuant to Rule 17j-1.

N.   RESPONSIBILITY

The Compliance Department will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment and at least annually thereafter.

[17j-1] In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the Mutual Fund's CCO of such material change and ensure that such material change is approved by the Mutual Fund's Board no later than six months after adoption of the material change.

         ATTACHMENT - MISCELLANEOUS REPORTING UNDER THE CODE OF ETHICS

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


PRINT NAME: ______________________________________________________

SIGNATURE:  ______________________________________________________

DATE:       ______________________________________________________


________________________________________________________________________________

Reviewed by: ___________________________________________________________________

Date of Review: ________________________________________________________________

Follow-up Required: ________No  ________Yes

If Yes, Describe: ______________________________________________________________

________________________________________________________________________________

                  EXHIBIT A -- INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Cambiar; (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" of the firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS) THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM. PLEASE CHECK THIS BOX OF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

------------------------------------------------------------------------------------------------------------------
SECURITY                  NO. OF    PRICE PER   PRINCIPAL AMOUNT   TYPE OF PURCHASE       BROKER, DEALER OR BANK
(include interest rate    SHARES    SHARE                          (Direct or Indirect)   THROUGH WHOM EFFECTED
and maturity date, if
applicable)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Signature: _____________________________ Signature: ____________________________
           Access Person                            Compliance Officer

Name: __________________________________  Name: ________________________________

Date: __________________________________  Date: ________________________________
     (First date of access person status)

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

--------------------------------------------------------------------------------
BROKER DEALER OR BANK     BENEFICIAL OWNER    ACCOUNT NUMBER    DATE ACCOUNT
THROUGH WHOM EFFECTED        OF ACCOUNT                            OPENED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Signature: ____________________________  Signature: ____________________________
           Access Person                            Compliance Officer

Name: _________________________________  Name: _________________________________


Date: _________________________________  Date: _________________________________
      (First date of access person status)

                  EXHIBIT B -- ANNUAL REPORT OF ACCESS PERSONS

All changes and/or additions are in blue.

1. I hereby acknowledge that I have read and understand the Code of Ethics for Cambiar (the "Code") delivered January 18, 2012 via e-mail and recognize that I am subject thereto in the capacity of an access person of the Firm.

2. I hereby certify that, during the year ended DECEMBER 31, 2011 I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. As of DECEMBER 31, 2011 I had a direct or indirect beneficial ownership in the securities listed below. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATION OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

YEAR-END STATEMENTS SHOWING HOLDINGS FOR ALL OF MY ACCOUNTS ARE ATTACHED. ALL HOLDINGS NOT INCLUDED IN BROKERAGE ACCOUNT STATEMENTS ARE LIST ON PAGE 2 OF THIS EXHIBIT.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Signature: ______________________________  Signature: __________________________
           Access Person                              Compliance Officer

  Name:    ______________________________    Name: _____________________________


  Date:    ______________________________    Date: _____________________________
           (No later than 30 days after year-end)

-------------------------------------------------------------------------------------
                                                  TYPE            NUMBER OF SHARES OR
                       TICKER OR CUSIP       (COMMON STOCK,        PRINCIPAL AMOUNT
SECURITY NAME          (AS APPLICABLE)         BOND, ETC.)          (AS APPLICABLE)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                                                      PAGE 3OF 3

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities or mutual funds for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

--------------------------------------------------------------------------------
BROKER, DEALER OR BANK     BENEFICIAL OWNER                        DATE ACCOUNT
 THROUGH WHOM EFFECTED        OF ACCOUNT      ACCOUNT NUMBER          OPENED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature: ______________________________  Signature: __________________________
           Access Person                              Compliance Officer
  Name: _________________________________    Name: _____________________________

  Date: _________________________________    Date: _____________________________
        (No later than 45 days after year-end)

   EXHIBIT C - PERSONAL SECURITIES TRANSACTIONS QUARTERLY PRE-CLEARANCE FORM

Name: ____________________________________

Quarter: _________________________________

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics, (if none were transacted, write "none") .

I hereby request pre-clearance of the securities listed below. YOU DO NOT NEED TO PRECLEAR TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS) THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM, OR TRANSACTIONS EXEMPTED BY THIS CODE OF ETHICS.

--------------------------------------------------------------------------------------------------------
DATE       NATURE OF             SECURITY*                   NO. OF      PRICE PER    PRINCIPAL AMOUNT
          TRANSACTION     (include interest rate and         SHARES        SHARE
          (Purchase,     maturity date, if applicable)                 (or proposed
         Sale, Other)                                                      price)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   BROKER       APPROVAL BY           APPROVAL BY          CONFIRMATION
                  TRADER              COMPLIANCE
            (Date and initial)         OFFICER
                                  (Date and initial)     2 Days   Received
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

o If a proposed transaction described above is within thirty (30) days of a prior transaction in the same or equivalent security, please submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for pre-approval. Also inform the Compliance Officer if a proposed transaction is an Initial Public Offering (IPO) or Private Placement so that appropriate memoranda may be prepared.

Signature: ___________________________ Signature: ______________________________
                  Access Person                        Compliance Officer
Name: ________________________________ Name: ___________________________________

Date: ________________________________ Date: ___________________________________
     (NO LATER THAN 30 DAYS AFTER CALENDAR QUARTER)

                   EXHIBIT D - GIFT AND ENTERTAINMENT REPORT

Employee(s) Receiving  [ ] Giving   [ ] the Gift/Entertainment:

________________________________________________________________________________

Describe the Gift/Entertainment:

________________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment:     $

Outside Party that Receives/Gives the Gift/Entertainment:

________________________________________________________________________________

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________  No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months? If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

________________________________________________________________________________
Relationship of Receiver/Giver to Cambiar and/or Employee(s):

________________________________________________________________________________
Reason (if known) the Gift/Entertainment will be given by/given to Cambiar and/or Employee(s):

Signature: ___________________________________________Date: ____________________


________________________________________________________________________________

COMPLIANCE USE ONLY

Comments _______________________________________________________________________

________________________________________________________________________________


________________________________________________________________________________

                  EXHIBIT E -- EMPLOYEE GIFT/ENTERTAINMENT LOG

---------------------------------------------------------------------------------------------------------------

                                                   Approximate                              Relationship of
        Employee                                   Dollar Amount                            Receiver/Giver to
        Giving/Receiving      Description of       of Gift/           Receiver/Giver of     Cambiar and/or
Date    Gift/Entertainment    Gift/Entertainment   Entertainment      Gift/Entertainment    Employee
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


----------------------------------------
Reason
Gift/Entertainment
was given by/given
to Cambiar and/or    Compliance  Approval
Employee            (Yes/No)
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------
                    YES         NO
------------------------------------------

            EXHIBIT F- REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

________________________________________________________________________________

The undersigned hereby requests approval for participation in the following outside activity:
________________________________________________________________________________

Name and address of company or organization: ___________________________________

Nature of organization's primary business or purpose: __________________________

Is this a public company? (YES/NO) If YES, stock symbol: _______________________

Complete description of anticipated role with organization: ____________________

Describe any compensation you will receive: ____________________________________

If this request for approval is granted:

     o I agree to notify the Chief Compliance Officer of any change in the above information.

     o I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

     o I am aware of no other Employees who are officers or directors of the organization noted above.

     o I agree to adhere to the Insider Trading policies of Cambiar, and not to communicate any Material Non-Public Information in my possession regarding the organization to other Employees.

     o I will avoid participation in discussions regarding service, investment management, or other arrangements with Cambiar or its affiliates, and will recuse myself from voting on any such matters.
________________________________________________________________________________


Employee: ______________________________________________________

Signature of Employee __________________________________________

Date: __________________________________________________________

Approved By:____________________________________________________
                          Chief Compliance Officer

Date:___________________________________________________________

________________________________________________________________________________